Exhibit (d)(1)(ii)

Schedule A

Jennison 20/20 Focus Fund	0.75% to $1 bil; and 0.70% over $1 bil.

Dryden Index Series Fund Dryden Stock Index Fund	0.30% to $1 bil; and 0.25% over $1 bil.

Jennison Natural Resources Fund, Inc.	0.75% to $1 bil; and 0.70% over $1 bil.

Jennison Sector Funds, Inc. Jennison Financial Services Fund	0.75% to $1 bil; and 0.70% over $1 bil.

Jennison Health Sciences Fund	0.75% to $1 bil; and 0.70% over $1 bil.

Jennison Technology Fund	0.75% to $1 bil; and 0.70% over $1 bil.

Jennison Utility Fund	0.60% to $250 mil.
0.50% next $500 mil.
0.45% next $750 mil.
0.40% next $500 mil.
0.35% next $2 bil.
0.325% next $2 bil.
0.30% over $6 bil.

Jennison Small Company Fund, Inc.	0.70% to $1 bil; and 0.65% over $1 bil.

Dryden Tax-Managed Funds Dryden Large-Cap Core Equity Fund	0.65% to $500 mil; and 0.60% over $500 mil.

Dryden Small-Cap Core Equity Fund, Inc.	0.60%

Jennison U.S. Emerging Growth Fund, Inc.	0.60% to $1 bil; and 0.55% above $1 bil.

The Prudential Investment Portfolios, Inc. Dryden Active Allocation Fund	0.65% to $1 bil; and 0.60% above $1 bil.
Jennison Equity Opportunity Fund	0.60% to $300 mil; and 0.575% above $300 mil.
Jennison Growth Fund	0.60% to $300 mil; 0.575% over $300 mil to $3 bil; and 0.55% over $3 bil.

Fee Schedules as of May 25, 2004.